M                                                                EXHIBIT 10.1.2
                    FORM OF RESTRICTED STOCK AWARD AGREEMENT
                          2007 LONG-TERM INCENTIVE PLAN


     This is an Agreement dated the ______ day of ______________ 200__, between ATWOOD OCEANICS, INC., (the "Company") and ________________________ ("Restricted Stock Award Recipient ").

Recitals:
         The Company has adopted its 2007 Long-Term Incentive Plan (as amended, restated, or otherwise modified from time to time, the "Plan") for the awarding to Participants (as defined in the Plan) shares of Common Stock of the Company as restricted stock. Pursuant to said Plan, the Compensation Committee of the Company's Board of Directors has approved and ratified the execution of this Restricted Stock Award Agreement between the Company and the Restricted Stock Award Recipient. It is understood and agreed that neither the award of restricted stock nor the execution of this Agreement shall create any right of the Recipient to remain in the employ of the Company, and that the Company retains the right to terminate such employment at will, for due cause or otherwise.

Agreement:

        1. The Company awards to the Restricted Stock Award Recipient ______shares of restricted Common Stock, $1.00 per value, of the Company (the "Restricted Stock"). The Restricted Stock has a restriction period of ________ years (the "Restriction Period"). [Vesting of the Restricted Stock will only occur if the Restricted Stock Award Recipient remains in the employment of the Company, its subsidiary or affiliate (collectively, the "Company Group for the prescribed Restriction Period.] At the end of the Restriction Period, the restriction imposed by the Compensation Committee shall lapse with respect to the Restricted Stock covered by this Agreement.
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        2.        The holder of Restricted Stock may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Restricted Stock during the applicable Restriction Period.
        3. During any Restriction Period, if any dividends or other distributions are paid in shares of Common Stock, the Restricted Stock Award Recipient shall receive such dividends, but all such shares of Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.
        4. The employment of the Restricted Stock Award Recipient, as it relates to the Restriction Period, shall be deemed to continue during any leave of absence, which has been authorized by the Company Group.
        5. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the Restricted Stock on the same basis as any other similarly situated shareholder of the Company.
        6. Subject to the provisions of the Plan, in the event of a Change of Control (as defined in the Plan), [all Restricted Stock shall vest and] the Restriction Period shall terminate.
        7. Nothing herein contained shall affect the right of the Restricted Stock Award Recipient to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other Restricted Stock Award Recipient welfare plan or program of the Company Group.
        8. The Restricted Stock Award Recipient shall not be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares of Common Stock until a certificate or certificates representing such shares shall have been actually issued and delivered to him or her.
        9. The Restricted Stock is subject to, and the Company and Restricted Stock Award Recipient agree to be bound by, all of the terms and conditions of the Plan, except that no amendment to the Plan shall adversely affect the Restricted Stock Award

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                  Recipient's rights under this Agreement. A copy of the Plan in its present form is available for inspection during business hours by the Restricted Stock Award Recipient at the Company's principal office.
        10. Upon lapse of the Restriction Period [and vesting] of the Restricted Stock, the Company Group may be required to withhold federal or local tax with respect to the realization of compensation. Any federal or local tax withholding requirements with respect to the realization of compensation must be fully satisfied by the Restricted Stock Award
                  Recipient upon the lapse of the Restriction Period [and vesting] by delivering to the Company, on behalf of the Company Group, cash in an amount determined by the Company Group to be sufficient to satisfy any such withholding requirement.
        11. This Agreement has been executed and delivered the day and year first above written at Houston, Texas, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of laws.

                                            ATWOOD OCEANICS, INC.



                                            ---------------------------------
                                            Restricted Stock Award Recipient